UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
        Item 7.01. Regulation FD Disclosure.

        On February 7, 2005, Enterprise Products Partners L.P. (“Enterprise”) filed a preliminary prospectus supplement for an offering of 10,000,000 common units representing limited partner interests. The prospectus supplement also includes a 30-day option granted to the underwriters to purchase up to 1,500,000 additional common units to cover over-allotments.

        On February 8, 2005, Enterprise management began making slide presentations to various investor groups. For the benefit of all investors, we have attached a copy of that slide presentation as Exhibit 99.1. The slide presentation utilizes the non-GAAP financial measures of gross operating margin and EBITDA (Slide 24). We define gross operating margin as operating income before: (i) depreciation, depletion and amortization expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) selling, general and administrative expenses. The GAAP measure most directly comparable to gross operating margin is operating income. A reconciliation of gross operating margin to operating income is presented on Slide 29. We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation and amortization expense. The GAAP measure most directly comparable to EBITDA is cash provided by operating activities. A reconciliation of EBITDA to cash provided by operating activities is set forth below, and a reconciliation of EBITDA to net income is presented on Slide 30. For information regarding the reasons why our management believes that presentation of gross operating margin and EBITDA provides useful information to investors with respect to our financial condition and results of operations, and the additional purposes for which our management uses gross operating margin and EBITDA, please refer to “Item 2.02 Results of Operations and Financial Condition — Use of Non-GAAP Financial Measures” in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2005.

        Also, Slide 25 presents selected pro forma financial information for the nine months ended September 30, 2004. The supporting documentation for this pro forma financial information is found in the preliminary prospectus supplement beginning on page F-1.

Enterprise Products Partners L.P.
Reconciliation of Unaudited GAAP Financial Measures to Our Non-GAAP Financial Measures ($ in 000s)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2004	2003	2004	2003
Reconciliation of Non-GAAP “EBITDA” to
GAAP “Cash provided by (used in) operating activities”
EBITDA	$275,601	$99,875	$623,146	$366,446
Adjustments to EBITDA to derive cash provided by operating activities
(add or subtract as indicated by sign of number):
Interest expense	(58,784)	(33,056)	(155,740)	(140,806)
Provision for income taxes	(1,055)	(665)	(3,761)	(5,293)
Cumulative effect of changes in accounting principles			(10,781)
Equity in loss (income) of unconsolidated affiliates	(10,563)	(2,687)	(52,787)	13,960
Amortization in interest expense	635	397	3,503	12,634
Deferred income tax expense	3,315	6,352	9,608	10,534
Provision for non-cash asset impairment charge	98	1,200	4,114	1,200
Distributions received from unconsolidated affiliates	13,447	6,179	68,027	31,882
Operating lease expense paid by EPCO, excluding
minority interest portion	885	2,258	7,705	9,010
Other expenses paid by EPCO		(169)		436
Minority interest	1,281	(539)	8,128	3,859
Loss (gain) on sale of assets	(16,059)	51	(15,901)	(16)
Changes in fair market value of financial instruments	(77)	(4)	5	(29)
Decrease (increase) in restricted cash used for operating activities	(9,269)	804	(12,305)	(5,100)
Net effect of changes in operating accounts	191,996	116,944	(48,530)	120,888

Cash provided by operating activities	$391,451	$196,940	$424,431	$419,605

Section 9 – Financial Statements and Exhibits
        Item 9.01. Financial Statements and Exhibits.

        (a)     Financial Statements of Businesses Acquired.

                  Not applicable.

        (b)     Pro Forma Financial Information.

                  Not applicable.

        (c)     Exhibits.

                   99.1   Enterprise Products Partners L.P. Equity Offering February 2005 slide presentation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: February 8, 2005	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC